Exhibit 99.1

Release: 4:30 P.M. January 21, 2021

Contact: Investor Relations Department

 212-365-6721

 IR@MetropolitanBankNY.com

Metropolitan Bank Holding Corp. Reports Record Net Income

of $11.8 Million and Diluted EPS of $1.39 for the Fourth Quarter

NEW YORK, January 21, 2021 – Metropolitan Bank Holding Corp. (the “Company”) (NYSE: MCB), the holding company for Metropolitan Commercial Bank (the “Bank”), today reported net income of $11.8 million, or $1.39 per diluted common share, for the fourth quarter of 2020 compared to net income of $7.9 million, or $0.93 per diluted common share, for the fourth quarter of 2019.

For the year ended December 31, 2020, the Company reported net income of $39.5 million, or $4.66 per diluted common share, as compared to $30.1 million, or $3.56 per diluted common share, for the twelve months ended December 31, 2019.

Financial Highlights include:

•	Record full-year 2020 net income and diluted EPS with 31% year-over-year increases.

•	Return on average tangible common equity* was 14.61% for the fourth quarter of 2020 and 12.92% for the full year 2020.

•	Net interest margin improved to 3.21% for the fourth quarter of 2020, a quarter-on-quarter increase of 3 basis points.

•	Total assets increased 29.0% year-over-year to $4.33 billion as of December 31, 2020, driven by $1.03 billion, or 36.8%, growth in deposits, with year-over-year net loan growth of 17.4%. Year-over-year growth in deposits was largely driven by $624.6 million, or 57.3%, increase in non-interest-bearing deposits.

•	Total loan deferrals related to the Coronavirus pandemic (“COVID-19”) decreased by 29.8% in the fourth quarter of 2020 to $220.3 million, or 7.0% of the total loan portfolio, as of December 31, 2020. Remaining deferrals have contractual expirations that would reduce outstanding balance of deferrals to $56.0 million by March 31, 2020, of which $17.8 million would be full payment deferrals with remainder being principal only deferrals.

Mark R. DeFazio, President and Chief Executive Officer commented, “While 2020 was a very challenging year, our success was driven by our focus and discipline as well as the strong foundation we have built over the last 20 years. I am very pleased with our 2020 results, our recent operating metrics, and especially the outstanding performance of our team in supporting our customers through this unprecedented crisis.

“Record results for the most volatile period in our history as a public company underscore the strength and resilience of our business model and our team. Our underwriting prowess coupled with our high quality client base yielded positive momentum in an uncertain environment.

* Non-GAAP financial measure. See Reconciliation of Non-GAAP measures on page 15

“As highlighted in our newly refreshed investor presentation, we were early to recognize the evolution and changes underway in the payments industry over the last several years. We have been extremely focused on forming strong, durable relationships with the FinTech community and the leading participants for many years. Our Global Payments business provides key financial infrastructure to numerous FinTech partners. We are confident that as we grow our base of FinTech partners and they continue to take market share from traditional providers of financial services, MCB will benefit from improving scale and profitability.

“I would like to once again thank our amazing staff for their dedication, loyalty and diligence along with the steadfast leadership and support from our Board of Directors,” Mr. DeFazio concluded.

Balance Sheet

The Company had total assets of $4.33 billion at December 31, 2020, an increase of 29.0% from December 31, 2019. Total loans before deferred fees increased to $3.14 billion at December 31, 2020, as compared to $2.99 billion and $2.67 billion at September 30, 2020 and December 31, 2019, respectively. The increase from September 30, 2020 primarily included increases of $81.3 million in Commercial Real Estate (“CRE”) loans, $63.4 million in Commercial and Industrial (“C&I”) loans and $7.8 million in 1-4 Family loans, partially offset by net paydowns and amortization of $5.0 in Consumer loans. The increase from December 31, 2019 primarily included increases of $358.4 million in CRE loans and $142.9 million in C&I loans, partially offset by net paydowns and amortization of $11.3 million and $25.5 million in 1-4 Family and Consumer loans, respectively. For the three and twelve months ended December 31, 2020, the Bank’s loan production was $174.0 million and $687.2 million, respectively, as compared to $252.2 million and $1.1 billion for the three and twelve months ended December 31, 2019, respectively.

Total cash and cash equivalents were $864.3 million at December 31, 2020, an increase of 122.1% from December 31, 2019. The increases in cash and cash equivalents reflect the strong growth in deposits of $1.03 billion that exceeded growth in loans of $464.1 million for the twelve months ended December 31, 2020. Total securities, primarily those classified as available-for-sale (“AFS”), were $271.2 million at December 31, 2020, an increase of 12.6% from December 31, 2019.

Total deposits increased to $3.82 billion at December 31, 2020, up 8.2% and 36.8%, respectively, from $3.53 billion at September 30, 2020 and $2.79 billion at December 31, 2019, respectively. The increase in deposits for the fourth quarter of 2020 was due to increases of $161.8 million in non-interest-bearing deposits and $129.1 million in interest-bearing deposits. The year-to-date increase in deposits was due to increases of $624.6 million in non-interest-bearing deposits to $1.72 billion at December 31, 2020, as compared to $1.09 billion at December 31, 2019 and $403.2 million in interest-bearing deposits to $2.10 billion at December 31, 2020, as compared to $1.70 billion at December 31, 2019. The increase in deposits for the quarter and year was primarily due to growth in U.S. Bankruptcy Trustee and property management accounts, as well as deposit growth in the Bank’s retail network. Non-interest-bearing deposits were 44.9% of total deposits at December 31, 2020, as compared to 39.1% at December 31, 2019.

The Bank fully paid down its Federal Home Loan Bank (“FHLB”) advances, a decrease of $144.0 million from December 31, 2019.

The Company and the Bank each meet all the requirements to be considered “Well-Capitalized” under applicable regulatory guidelines. Total non-owner-occupied commercial real estate loans were 412.5% of total risk based capital at both December 31, 2020 and December 31, 2019.

Income Statement

Financial Highlights

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Annualized return on average assets	1.13%	0.95%	1.02%	1.06%
Annualized return on average equity	13.94%	10.53%	12.31%	10.66%
Annualized return on average tangible common equity*	14.61%	11.13%	12.92%	11.27%

*Non-GAAP financial measure. See Reconciliation of Non-GAAP measures on page 15.

Net Interest Income

Net interest income for the fourth quarter of 2020 was $33.5 million, an increase of $1.1 million from the linked quarter. This increase was primarily due to the higher average balance of $4.12 billion in interest-earning assets for the fourth quarter of 2020, which increased $122.1 million from the linked quarter, partially offset by an increase of $60.3 million in average interest-bearing liabilities, which were $2.10 billion for the fourth quarter of 2020, as compared to $2.04 billion for the linked quarter.

Additionally, in September 2020, the Bank repaid $104.0 million of FHLB advances with a weighted-average cost of funds of 2.09% resulting in a lower average cost of interest-bearing liabilities for the fourth quarter of 2020, as compared to the linked quarter.

Net Interest Margin

Net interest margin improved by 3 basis points to 3.21% for the fourth quarter of 2020, as compared to 3.18% for the linked quarter primarily due to the repayment of $104.0 million of FHLB advances in September 2020, which reduced the average cost of interest-bearing-liabilities by 7 basis points for the fourth quarter of 2020, as compared to the linked quarter. Additionally, average loan balances increased and average overnight deposits, which are lower-yielding, decreased in the fourth quarter of 2020, as compared to the linked quarter. Loans and overnight deposits were 75% and 20% of the asset mix, respectively, and yielded 4.62% and 0.14%, respectively, for the fourth quarter of 2020, as compared to being 74% and 21% of the asset mix, respectively, and yielding 4.66% and 0.14%, respectively, for the third quarter of 2020.

Non-Interest Income

Non-interest income was $3.4 million for the fourth quarter of 2020, a decrease of $264,000 from the linked quarter. The decrease was due to elevated third quarter revenues given timing of new client onboarding and certain debit card programs.

Non-interest income was $17.0 million for the year ended December 31, 2020, an increase of $6.4 million as compared to the same period in 2019. The increase was primarily due to an increase of $2.8 million global payments revenue, reflecting the growth in the global payments business, and a gain of $3.3 million on sale of AFS securities in 2020.

Non-Interest Expense

Non-interest expense was $17.8 million for the fourth quarter of 2020, a decrease of $1.1 million from the linked quarter primarily due to decreases in Bank premises and equipment expenses, professional fees and other expenses.

Bank premises and equipment was $1.8 million for the fourth quarter of 2020, a decrease of $269,000 from the linked quarter, primarily due to moving expenses and costs related to disposal of furniture that were incurred in the third quarter of 2020, related to the Company taking possession of new space at its headquarters in 99 Park Ave., New York, NY in July 2020.

Professional fees were $1.1 million for the fourth quarter of 2020, a decrease of $157,000 from the linked quarter, principally due to decreased consulting fees.

Other expenses were $2.2 million for the fourth quarter of 2020, a decrease of $461,000 from the linked quarter, driven largely by regulatory premiums and certain business-related reserves that were recognized in the third quarter of 2020.

Non-interest expense was $74.5 million for the twelve months ended December 31, 2020, an increase of $14.6 million from the twelve months ended December 31, 2019. The increase was primarily due to increases in compensation and benefits cost, licensing fees and technology costs, and Bank premises and equipment costs.

Compensation and benefits expense was $39.8 million for the twelve months ended December 31, 2020, an increase of $8.6 million over the twelve months ended December 31, 2019. This increase was due to year-on-year growth in the number of full-time employees, as well as total compensation in line with year-on-year loan growth and revenue generation for the twelve months ended December 31, 2020 from December 31, 2019.

For the twelve months ended December 31, 2020, licensing fees and technology costs were $13.0 million, an increase of $2.0 million over the twelve months ended December 31, 2019. This increase was primarily due to increases in licensing fees related to certain corporate cash management deposits and technology costs. Licensing fees amounted to $9.7 million for the year ended December 31, 2020, an increase of $1.2 million over the year ended December 31, 2019. Average corporate cash management deposits related to these licensing fees amounted to $773.4 million for the year ended December 31, 2020, as compared to $375.3 million for the year ended December 31, 2019, primarily due to an increase in U.S. Bankruptcy Trustee deposit accounts. Technology costs were $3.4 million for the year ended December 31, 2020, an increase of $862,000 over the year ended December 31, 2019. The increase in technology costs was due to the growth of the business and its technology needs.

Bank premises and equipment was $8.3 million for the year ended December 31, 2020, an increase of $1.8 million over the year ended December 31, 2019, primarily due to the Company taking possession of and renovating new headquarters space. In addition, the Bank accelerated the amortization of $575,000 of leasehold improvements related to the Bank’s prior space at its headquarters in the first quarter of 2020.

Asset Quality

Non-performing loans were $6.4 million at December 31, 2020, which was consistent with the third quarter of 2020. The Bank’s ratio of non-performing loans to total loans remains low at 20 basis points at December 31, 2020.

The provision for loan losses for the fourth quarter of 2020 was $1.8 million, an increase of $658,000 from the linked quarter. The provision for loan losses for the fourth quarter of 2020 was higher than the linked quarter primarily due to higher net loan growth in the fourth quarter of 2020, as compared to the linked quarter as well as an increase in specific reserves for certain C&I and consumer loans.

(dollars in thousands)	December 31, 2020	September 30, 2020
Non-performing loans:
Non-accrual loans:
Commercial and industrial	4,192	4,512
Consumer	1,428	1,157
Total non-accrual loans	$5,620	$5,669
Accruing loans 90 days or more past due	769	954
Total non-performing loans	$6,389	$6,623
Non-accrual loans as % of loans outstanding	0.18%	0.19%
Non-performing loans as % of loans outstanding	0.20%	0.22%
Allowance for loan losses	$(35,407)	$(33,614)
Allowance for loan losses as % of loans outstanding	1.13%	1.12%

	Three months ended December 31,		Year ended December 31,
(dollars in thousands)	2020	2019	2020	2019
Provision for loan losses	$1,795	$2,300	$9,488	$4,223
Charge-offs	$(30)	$(496)	$(505)	$(1,187)
Recoveries	$28	$24	$152	$4,294
Net charge-offs/(recoveries) as % of average loans (annualized)	0.00%	0.07%	0.01%	(0.13)%

Coronavirus Update

Operational Readiness

On September 7, 2020, the Bank implemented its Return-to-Work Plan, which allowed for up to 50% of employees to return to work. The Bank has made available, at no cost to employees, on-site COVID-19 testing on a 2-week schedule. Based on the success of the on-site testing program, the Bank has revised its Return-to-work Plan to allow up to 75% of employees to return to work as of January 11, 2021. The Bank is monitoring conditions in New York City and the surrounding areas and will continue to revise the Return-to-Work Plan, as necessary. The Bank requires certain health protocols to be followed by all employees including, but not limited to, daily temperature checks prior to entering the common workspace, daily health certifications by employees, office cleaning measures, social distancing practices and the use of face coverings in all common areas.

Financial Impact

Loan Portfolio and Modifications

The Bank has taken several steps to assess the financial impact of COVID-19 on its business, including contacting customers to determine how their business was being affected and analyzing the impact of the virus on the different industries that the Bank serves.

The largest concentration in the loan portfolio is healthcare, which amounted to $824.4 million, or 26.3% of total loans at December 31, 2020, including $709.2 million in loans to skilled nursing facilities (“SNF”). The Bank has not noted any significant impact on SNF loans because of COVID-19 as cash flows for these borrowers have not been significantly affected.

Loan Deferrals: The Bank has been working with customers to address their needs during the pandemic. Loan customers have requested various forms of relief during this period, including payment deferrals, interest rate reductions and extensions of maturity dates. The following is a summary of deferrals requested and in process as of December 31, 2020 (dollars in thousands):

	CRE		C&I		1-4 Family		Consumer		Total
Type of Deferral	Balance	Number of Loans	Balance	Number of Loans	Balance	Number of Loans	Balance	Number of Loans	Balance	Number of Loans
Defer monthly principal payments	$121,395	24	$—	—	$—	—	$—	—	$121,395	24
Full payment deferral	93,389	10	1,400	1	2,853	9	1,271	19	98,913	39
	$214,784	34	$1,400	1	$2,853	9	$1,271	19	$220,308	63

Loan deferrals as a percentage of total loans decreased to 7.0% at December 31, 2020, as compared to 10.5% at September 30, 2020. Principal-only payment deferrals have contractual maturities that would reduce outstanding balance of these deferrals to $41.4 million and $37.4 million at January 31, 2021 and March 31, 2021, respectively. Full payments deferrals have contractual maturities that would reduce outstanding balance of these deferrals to $50.2 million and $17.8 million at January 31, 2021 and March 31, 2021, respectively.

The following is a summary of the weighted average LTV for CRE and 1-4 Family loan deferrals as of December 31, 2020 (dollars in thousands):

Industry	Total Deferrals	Weighted Average LTV
CRE:
Retail	$21,613	42.6%
Hospitality	75,839	50.8%
Office	12,339	28.1%
Mixed-Use	22,200	63.2%
Multifamily	53,912	15.7%
Warehouse	15,271	32.0%
Other	13,610	68.4%
Total CRE	$214,784	40.9%
1-4 Family
Residential Real Estate	$2,853	45.0%

	$217,637	41.0%

Allowance for Loan Losses (“ALLL”): Management continues to monitor the impact of COVID-19, particularly as the term of loan modifications expire and borrowers return to a normal debt service schedule, as well as the commencement of a repayment schedule for payments that were deferred. As such, significant adjustments to the ALLL may be required as the full impact of COVID-19 on the Bank’s borrowers becomes known.

The Bank has not yet adopted ASU No. 2016-13, Financial Instruments – Credit Losses, which requires the measurement of all expected credit losses (“CECL”) for financial assets. The Bank is required to implement CECL by January 1, 2023. The Bank is currently developing CECL models and evaluating its potential impact on the Bank’s ALLL.

About Metropolitan Bank Holding Corporation

Metropolitan Bank Holding Corp. (NYSE: MCB) is the holding company for Metropolitan Commercial Bank. The Bank provides a broad range of business, commercial and personal banking products and services to small and middle-market businesses, public entities and affluent individuals in the New York metropolitan area. Founded in 1999, the Bank is headquartered in New York City and operates six locations in Manhattan, Brooklyn and Great Neck, Long Island. The Bank is also an active issuer of debit cards for third-party debit card programs and provides critical global payments infrastructure to its FinTech partners. Metropolitan Commercial Bank is a New York State chartered commercial bank and a Federal Reserve System member bank whose deposits are insured up to applicable limits by the FDIC, and an equal opportunity lender. For more information, please visit www.mcbankny.com.

Forward Looking Statement Disclaimer

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include but are not limited to the Company’s financial condition and capital ratios, results of operations and the Company’s outlook and business. Forward-looking statements are not historical facts. Such statements may be identified by the use of such words as “may”, “believe”, “expect”, “anticipate”, “plan”, “continue”, or similar terminology. These statements relate to future events or our future financial performance and involve risks and uncertainties that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we caution you not to place undue reliance on these forward-looking statements. Factors which may cause our forward-looking statements to be materially inaccurate include, but are not limited to those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as an unexpected deterioration in our loan portfolio, unexpected increases in our expenses, greater than anticipated growth and our ability to manage such growth, unanticipated regulatory action, unexpected changes in interest rates, an unanticipated decrease in deposits, an unanticipated loss of key personnel, an unanticipated loss of existing customers, competition from other institutions resulting in unanticipated changes in our loan or deposit rates, unanticipated increases in Federal Deposit Insurance Corporation costs and unanticipated adverse changes in our customers’ economic conditions or economic conditions in our local area in general.

Further, given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 outbreak on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and when and whether the gradual reopening of businesses will result in a meaningful increase in economic activity. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations: the demand for our products and services may decline, making it difficult to grow assets and income; if the economy is unable to substantially reopen, and high levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income; collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase; our allowance for loan losses may increase if borrowers experience financial difficulties, which will adversely affect our net income; the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; as the result of the decline in the Federal Reserve Board’s target federal funds rate to near 0%, the yield on our assets may decline to a greater extent than the decline in our cost of interest-bearing liabilities, reducing our net interest margin and spread and reducing net income; our cyber security risks are increased as the result of an increase in the number of employees working remotely; and FDIC premiums may increase if the agency experiences additional resolution costs.

Forward-looking statements speak only as of the date of this release. We do not undertake any obligation to update or revise any forward-looking statement.

Consolidated Balance Sheet

	December 31, 2020	December 31, 2019
Assets
Cash and due from banks	$8,692	$8,116
Overnight deposits	855,613	381,104
Total cash and cash equivalents	864,305	389,220
Investment securities available for sale	266,096	234,942
Investment securities held to maturity	2,760	3,722
Investment securities -- Equity investments	2,313	2,224
Total securities	271,169	240,888
Other investments	11,597	21,437
Loans, net of deferred fees and unamortized costs	3,137,053	2,672,949
Allowance for loan losses	(35,407)	(26,272)
Net loans	3,101,646	2,646,677
Receivable from prepaid card programs, net	27,259	11,581
Accrued interest receivable	13,249	8,862
Premises and equipment, net	13,475	12,100
Prepaid expenses and other assets	18,388	17,074
Goodwill	9,733	9,733
Total assets	$4,330,821	$3,357,572
Liabilities and Stockholders' Equity
Deposits:
Non-interest-bearing demand deposits	$1,715,042	$1,090,479
Interest-bearing deposits	2,103,471	1,700,295
Total deposits	3,818,513	2,790,774
Federal Home Loan Bank of New York advances	—	144,000
Trust preferred securities	20,620	20,620
Subordinated debt, net of issuance cost	24,657	24,601
Secured Borrowings	36,964	42,972
Accounts payable, accrued expenses and other liabilities	61,645	23,556
Accrued interest payable	712	1,229
Prepaid third-party debit cardholder balances	26,923	10,696
Total liabilities	3,990,034	3,058,448

Class B preferred stock	3	3
Common stock	82	82
Additional paid in capital	218,899	216,468
Retained earnings	120,830	81,364
Accumulated other comprehensive gain, net of tax effect	973	1,207
Total stockholders’ equity	340,787	299,124
Total liabilities and stockholders’ equity	$4,330,821	$3,357,572

Consolidated Statement of Income (unaudited)

	Three months ended December 31,		Year ended December 31,
(dollars in thousands)	2020	2019	2020	2019
Total interest income	$36,862	$36,466	$143,097	$129,780
Total interest expense	3,395	8,424	18,176	32,170
Net interest income	33,467	28,042	124,921	97,610
Provision for loan losses	1,795	2,300	9,488	4,223
Net interest income after provision for loan losses	31,672	25,742	115,433	93,387

Non-interest income:
Service charges on deposit accounts	981	977	3,728	3,556
Global payments revenue	2,163	1,482	8,464	5,643
Other service charges and fees	236	413	1,477	1,366
Unrealized gain (loss) on equity securities	(7)	(10)	48	64
Gain on sale of securities	—	—	3,286	—
Total non-interest income	3,373	2,862	17,003	10,629

Non-interest expense:
Compensation and benefits	9,835	7,956	39,797	31,242
Bank premises and equipment	1,842	2,057	8,340	6,530
Professional fees	1,064	810	4,122	3,427
Licensing fees and technology costs	2,814	3,463	13,040	10,992
Other expenses	2,233	2,756	9,219	7,764
Total non-interest expense	17,788	17,042	74,518	59,955

Net income before income tax expense	17,257	11,562	57,918	44,061
Income tax expense	5,482	3,699	18,452	13,927
Net income	$11,775	$7,863	$39,466	$30,134

Earnings per common share:
Average common shares outstanding - basic	8,225,083	8,178,593	8,221,429	8,174,142
Average common shares outstanding - diluted	8,417,729	8,363,080	8,398,444	8,339,141
Basic earnings	$1.42	$0.95	$4.76	$3.63
Diluted earnings	$1.39	$0.93	$4.66	$3.56

Net Interest Margin Analysis

	Three months ended
	December 31, 2020			September 30, 2020
	Average			Average
	Outstanding		Yield/Rate	Outstanding		Yield/Rate
(dollars in thousands)	Balance	Interest	(annualized)	Balance	Interest	(annualized)
Assets:
Interest-earning assets:
Loans (1)	$3,070,850	$35,843	4.62%	$2,946,359	$34,844	4.66%
Available-for-sale securities	230,080	573	0.97%	180,698	582	1.26%
Held-to-maturity securities	2,906	12	1.65%	3,181	14	1.71%
Equity investments - non-trading	2,294	9	1.46%	2,284	10	1.63%
Overnight deposits	806,602	280	0.14%	854,737	299	0.14%
Other interest-earning assets	11,336	145	5.09%	14,680	196	5.22%
Total interest-earning assets	4,124,068	36,862	3.54%	4,001,939	35,945	3.54%
Non-interest-earning assets	63,962			57,545
Allowance for loan and lease losses	(34,122)			(33,118)
Total assets	$4,153,908			$4,026,366

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market, savings and other interest-bearing accounts	$1,962,417	$2,554	0.52%	$1,818,436	$2,258	0.49%
Certificates of deposit	94,546	327	1.38%	97,685	423	1.72%
Total interest-bearing deposits	2,056,963	2,881	0.56%	1,916,121	2,681	0.56%
Borrowed funds	45,268	514	4.44%	125,841	940	2.92%
Total interest-bearing liabilities	2,102,231	3,395	0.64%	2,041,962	3,621	0.71%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	1,636,417			1,583,037
Other non-interest-bearing liabilities	79,320			76,491
Total liabilities	3,817,968			3,701,490

Stockholders' Equity	335,940			324,876
Total liabilities and equity	$4,153,908			$4,026,366

Net interest income		$33,467			$32,324
Net interest rate spread (2)			2.90%			2.83%
Net interest-earning assets	$2,021,837			$1,959,977
Net interest margin (3)			3.21%			3.18%

(1)	Amount includes deferred loan fees and non-performing loans.

(2)	Determined by subtracting the annualized weighted average cost of total interest-bearing liabilities from the annualized weighted average yield on total interest-earning assets.

(3)	Determined by dividing annualized net interest income by total average interest-earning assets.

	Three months ended
	December 31, 2020			December 31, 2019
	Average			Average
	Outstanding		Yield/Rate	Outstanding		Yield/Rate
(dollars in thousands)	Balance	Interest	(annualized)	Balance	Interest	(annualized)
Assets:
Interest-earning assets:
Loans (1)	$3,070,850	$35,843	4.62%	$2,589,126	$32,847	4.96%
Available-for-sale securities	230,080	573	0.97%	241,865	1,512	2.50%
Held-to-maturity securities	2,906	12	1.65%	3,827	19	1.99%
Equity investments - non-trading	2,294	9	1.46%	2,251	12	2.13%
Overnight deposits	806,602	280	0.14%	401,010	1,796	1.78%
Other interest-earning assets	11,336	145	5.09%	21,424	280	5.19%
Total interest-earning assets	4,124,068	36,862	3.54%	3,259,503	36,466	4.38%
Non-interest-earning assets	63,962			52,240
Allowance for loan and lease losses	(34,122)			(24,827)
Total assets	$4,153,908			$3,286,916

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market, savings and other interest-bearing accounts	$1,962,417	$2,554	0.52%	$1,587,974	$6,391	1.60%
Certificates of deposit	94,546	327	1.38%	109,050	679	2.47%
Total interest-bearing deposits	2,056,963	2,881	0.56%	1,697,024	7,070	1.65%
Borrowed funds	45,268	514	4.44%	189,212	1,354	2.80%
Total interest-bearing liabilities	2,102,231	3,395	0.64%	1,886,236	8,424	1.77%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	1,636,417			1,073,011
Other non-interest-bearing liabilities	79,320			31,441
Total liabilities	3,817,968			2,990,688

Stockholders' Equity	335,940			296,228
Total liabilities and equity	$4,153,908			$3,286,916

Net interest income		$33,467			$28,042
Net interest rate spread (2)			2.90%			2.61%
Net interest-earning assets	$2,021,837			$1,373,267
Net interest margin (3)			3.21%			3.35%

(1)	Amount includes deferred loan fees and non-performing loans.

(2)	Determined by subtracting the annualized weighted average cost of total interest-bearing liabilities from the annualized weighted average yield on total interest-earning assets.

(3)	Determined by dividing annualized net interest income by total average interest-earning assets.

	Year ended
	December 31, 2020			December 31, 2019
	Average			Average
	Outstanding		Yield/Rate	Outstanding
(dollars in thousands)	Balance	Interest	(annualized)	Balance	Interest	Yield/Rate
Assets:
Interest-earning assets:
Loans (1)	$2,888,180	$136,497	4.73%	$2,304,158	$117,124	5.08%
Available-for-sale securities	192,472	3,108	1.59%	142,135	3,579	2.52%
Held-to-maturity securities	3,282	59	1.77%	4,158	84	2.02%
Equity investments - non-trading	2,279	41	1.77%	2,231	50	2.23%
Overnight deposits	732,130	2,546	0.35%	349,123	7,752	2.22%
Other interest-earning assets	16,467	846	5.14%	22,275	1,191	5.35%
Total interest-earning assets	3,834,810	143,097	3.73%	2,824,080	129,780	4.60%
Non-interest-earning assets	59,584			45,144
Allowance for loan and lease losses	(31,381)			(22,265)
Total assets	$3,863,013			$2,846,959

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market, savings and other interest-bearing accounts	$1,798,109	$12,420	0.69%	$1,248,096	$22,824	1.83%
Certificates of deposit	98,483	1,824	1.85%	109,952	2,709	2.46%
Total interest-bearing deposits	1,896,592	14,244	0.75%	1,358,048	25,533	1.88%
Borrowed funds	129,460	3,932	2.99%	211,145	6,637	3.10%
Total interest-bearing liabilities	2,026,052	18,176	0.90%	1,569,193	32,170	2.05%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	1,443,094			968,030
Other non-interest-bearing liabilities	73,250			27,132
Total liabilities	3,542,396			2,564,355

Stockholders' Equity	320,617			282,604
Total liabilities and equity	$3,863,013			$2,846,959

Net interest income		$124,921			$97,610
Net interest rate spread (2)			2.83%			2.55%
Net interest-earning assets	$1,808,758			$1,254,887
Net interest margin (3)			3.26%			3.46%

(1)	Amount includes deferred loan fees and non-performing loans.

(2)	Determined by subtracting the annualized weighted average cost of total interest-bearing liabilities from the annualized weighted average yield on total interest-earning assets.

(3)	Determined by dividing annualized net interest income by total average interest-earning assets.

Summary of Income and Performance Measures

Five Quarter Trend (unaudited)

	Quarter Ended
(Dollars in thousands)	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019
Net interest income	$33,467	$32,324	$30,161	$28,969	$28,042
Provision for loan losses	1,795	1,137	1,766	4,790	2,300
Net interest income after provision for loan losses	31,672	31,187	28,395	24,179	25,742
Non-interest income	3,373	3,637	5,653	4,340	2,862
Non-interest expense:
Compensation and benefits	9,835	9,944	10,058	9,960	7,956
Other Expense	7,953	8,986	8,226	9,556	9,086
Total non-interest expense	17,788	18,930	18,284	19,516	17,042

Income before income tax expense	17,257	15,894	15,764	9,003	11,562
Income tax expense	5,482	5,111	4,953	2,906	3,699
Net income	11,775	10,783	10,811	6,097	7,863

Pre-tax, pre-provision income*	$19,052	$17,031	$17,530	$13,793	$13,862

Performance Measures:
Net income available to common shareholders	11,690	10,694	10,716	6,032	7,741
Per common share:
Basic earnings	$1.42	$1.30	$1.30	$0.73	$0.95
Diluted earnings	$1.39	$1.27	$1.28	$0.72	$0.93
Common shares outstanding:
Average - diluted	8,417,729	8,393,211	8,359,450	8,412,782	8,363,080
Period end	8,295,272	8,289,479	8,294,801	8,294,801	8,312,918
Return on (annualized):
Average total assets	1.13%	1.07%	1.14%	0.71%	0.95%
Average equity	13.94%	13.20%	13.82%	8.00%	10.53%
Average tangible common equity*	14.61%	13.85%	14.36%	8.33%	11.13%
Yield on average earning assets	3.54%	3.54%	3.62%	4.22%	4.38%
Cost of interest-bearing liabilities	0.64%	0.71%	0.81%	1.48%	1.77%
Net interest spread	2.90%	2.83%	2.81%	2.74%	2.61%
Net interest margin	3.21%	3.18%	3.19%	3.38%	3.35%
Net charge-offs as % of average loans (annualized)	0.00%	0.00%	0.03%	0.02%	0.07%
Efficiency ratio	48.28%	52.64%	54.58%	58.59%	55.14%

*Non-GAAP financial measure. See Reconciliation of Non-GAAP measures on page 15.

Consolidated Balance Sheet Summary, Five Quarter Trend (unaudited)

(dollars in thousands)	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019
Assets
Total Assets	$4,330,821	$4,001,759	$3,970,441	$3,612,012	$3,357,572
Overnight deposits	855,613	758,913	813,147	569,927	381,104
Total securities	271,169	187,695	194,979	205,646	240,888
Other investments	11,597	11,097	15,731	21,455	21,437
Loans, net of deferred fees and unamortized costs	3,137,053	2,989,550	2,892,274	2,766,099	2,672,949

Liabilities and Stockholders' Equity
Deposits:
Non-interest-bearing demand deposits	$1,715,042	$1,553,241	$1,526,439	$1,250,584	$1,090,479
Interest-bearing deposits	2,103,471	1,974,385	1,868,300	1,771,108	1,700,295
Total deposits	3,818,513	3,527,626	3,394,739	3,021,692	2,790,774
Borrowings	45,277	45,263	149,249	189,235	189,221
Total stockholders' Equity	340,787	328,584	317,169	308,536	299,124

Asset Quality
Total non-accrual loans	$5,620	$5,669	$7,083	$6,136	$4,085
Total non-performing loans	$6,389	$6,623	$8,448	$6,341	$4,493
Non-accrual loans to total loans	0.18%	0.19%	0.24%	0.22%	0.15%
Non-performing loans to total loans	0.20%	0.22%	0.29%	0.23%	0.17%
Allowance for loan losses	(35,407)	(33,614)	(32,505)	(30,924)	(26,272)
Allowance for loan losses to total loans	1.13%	1.12%	1.12%	1.12%	0.98%
Provision for loan losses	1,795	1,137	1,766	4,790	2,300
Net charge-offs	2	28	185	138	472

Regulatory Capital
Tier 1 Leverage:
Metropolitan Bank Holding Corp.	8.5%	8.4%	8.6%	9.1%	9.4%
Metropolitan Commercial Bank	9.0%	9.0%	9.2%	9.8%	10.1%

Common Equity Tier 1 Risk-Based (CET1):
Metropolitan Bank Holding Corp.	10.1%	10.1%	9.9%	9.8%	10.1%
Metropolitan Commercial Bank	11.6%	11.8%	11.6%	11.5%	11.8%

Tier 1 Risk-Based:
Metropolitan Bank Holding Corp.	10.9%	11.0%	10.8%	10.7%	11.0%
Metropolitan Commercial Bank	11.6%	11.8%	11.6%	11.5%	11.8%

Total Risk-Based:
Metropolitan Bank Holding Corp.	12.7%	12.9%	12.7%	12.1%	12.5%
Metropolitan Commercial Bank	12.7%	12.9%	12.6%	12.5%	12.7%

Reconciliation of Non-GAAP Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), this earnings release includes certain non-GAAP financial measures. Management believes these non-GAAP financial measures provide meaningful information to investors in understanding the Company’s operating performance and trends. These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of non-GAAP/adjusted financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the following table:

	Quarterly Data					YTD
Dollars in thousands, except per share data	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Dec. 31, 2020	Dec. 31, 2019
Average assets	$4,153,908	$4,026,366	$3,812,225	$3,454,335	$3,286,916	$3,863,013	$2,846,959
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Average tangible assets	$4,144,175	$4,016,633	$3,802,492	$3,444,602	$3,277,183	$3,853,280	$2,837,226

Average equity	$335,940	$324,876	$314,727	$306,487	$296,228	$320,617	$282,604
Less: Average preferred equity	5,502	5,502	5,502	5,502	5,502	5,502	5,502
Average common equity	$330,438	$319,374	$309,225	$300,985	$290,726	$315,115	$277,102
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Average tangible common equity	$320,705	$309,641	$299,492	$291,252	$280,993	$305,382	$267,369

Total assets	$4,330,821	$4,001,759	$3,970,441	$3,612,012	$3,357,572	$4,330,821	$3,357,572
Less: intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Tangible assets	$4,321,088	$3,992,026	$3,960,708	$3,602,279	$3,347,839	$4,321,088	$3,347,839

Total Equity	$340,787	$328,584	$317,169	$308,536	$299,124	$340,787	$299,124
Less: preferred equity	5,502	5,502	5,502	5,502	5,502	5,502	5,502
Common Equity	$335,285	$323,082	$311,667	$303,034	$293,622	$335,285	$293,622
Less: intangible assets	9,733	9,733	9,733	9,733	9,733	9,733	9,733
Tangible common equity (book value)	$325,552	$313,349	$301,934	$293,301	$283,889	$325,552	$283,889

Common shares outstanding	8,295,272	8,289,479	8,294,801	8,294,801	8,312,918	8,295,272	8,312,918

Book value per share (GAAP)	$40.42	$38.97	$37.57	$36.53	$35.32	$40.42	$35.32
Tangible book value per share (non-GAAP)*	$39.25	$37.80	$36.40	$35.36	$34.15	$39.25	$34.15

* Tangible book value divided by common shares outstanding at period-end.

Dollars in thousands	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019
Net income	$11,775	$10,783	$10,811	$6,097	$7,863
Plus: income tax expense	5,482	5,111	4,953	2,906	3,699
Income before income tax expense	$17,257	$15,894	$15,764	$9,003	$11,562
Plus: provision for loan losses	1,795	1,137	1,766	4,790	2,300
Pre-tax, pre-provision income	$19,052	$17,031	$17,530	$13,793	$13,862